Exhibit 10.20

EXECUTION VERSION

SUBSCRIPTION AGREEMENT
NON-CASH PAY SECURED NOTES DUE 2014
(MAPSTEAD/CONRU)

This SUBSCRIPTION AGREEMENT (this “Agreement”) is made and entered into as of October 27, 2010, by and among Interactive Network, Inc., a Nevada corporation (“INI”), FriendFinder Networks Inc., a Nevada corporation (“FFN,” and together with INI, the “Issuers”) and the investors listed on the signature page hereto (the “Investors”).  The Issuers and the Investors may be referred to herein individually as a “Party” and collectively as the “Parties.”

RECITALS

WHEREAS, the Issuers desire to consummate a recapitalization of the Issuers’ existing debt (the “Recapitalization”) in accordance with the terms and conditions of an indenture (the “Indenture”) to be dated as of the Closing Date (as defined below) and to be entered into by and among the Issuers, certain subsidiaries of FFN (other than INI), as guarantors (collectively, the “Guarantors” and together with the Issuers, the “Obligors”), and U.S. Bank National Association, as trustee (in such capacity, the “Trustee”) and in accordance with two other indentures;

WHEREAS, as part of the Recapitalization, the Issuers propose to issue to the Investors, Non-Cash Pay Secured Notes due 2014 in an aggregate principal amount not to exceed $232,505,000 (the “New Securities”) pursuant to the terms of the Indenture;

WHEREAS, each Investor wishes to exchange certain existing notes held by the Investor (the “Existing Notes”), further identified on the Commitment Agreements (as defined on Schedule 1) for New Securities in the aggregate principal amount set forth opposite each Investor’s name on Exhibit A, upon the terms and conditions set forth in this Agreement;

WHEREAS, the Issuers’ obligations under the New Securities and the Indenture will be, jointly and severally, unconditionally guaranteed, on a subordinated basis, by the Guarantors;

WHEREAS, in connection with the issuance of the New Securities, the Issuers are concurrently issuing their 14% Senior Secured Notes, Series A, due 2013 (the “First Lien Notes”) and their Cash Pay Secured Notes due 2013 as part of the Recapitalization and have prepared (i) a confidential information memorandum, dated September 2010 (including FFN’s Form S-1 incorporated by reference therein, the “Confidential Information Memorandum”) relating to the First Lien Notes and (ii) a pricing term sheet dated September 27, 2010 which includes pricing terms and other information with respect to the First Lien Notes (the “Pricing Supplement”) relating to the issuance of such securities and the concurrent exchange of the Existing Notes for the New Securities (the “Exchange”);

WHEREAS, the New Securities will initially be represented by one or more definitive certificates and delivered to the Investors; and

WHEREAS, U.S. Bank National Association, as subscription escrow agent (the “Escrow Agent”) and exchange agent (the “Exchange Agent”), will hold in escrow the Existing Notes and will cause the Existing Notes to be retired in exchange for receipt of the New Securities on the Closing Date (as defined below) pursuant to Commitment Agreements of the Investors entered into prior to the Closing Date by and among the parties referenced therein.  This Agreement, the respective Commitment Agreement of each Investor and the other Note Documents (as defined in the Indenture) are hereinafter referred to collectively as the “Transaction Documents.”  The Exchange, the Recapitalization and the other transactions described or contemplated by this Agreement are collectively referred to herein as the “Transactions.”

NOW, THEREFORE, in consideration of the premises, agreements and covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree, upon the terms and subject to the conditions contained herein, as follows:

ARTICLE I
EXCHANGE OF NEW SECURITIES

1.1	Exchange of New Securities.

(A)           Closing; Exchange of New Securities.  On the basis of the representations, warranties, agreements and covenants herein contained and subject to the terms and conditions herein set forth and subject to the satisfaction (or waiver) of the conditions set forth in Article III below, at the closing of the transactions contemplated hereby (the “Closing”) the Issuers shall issue to the Investors, and the Investors agree to receive from the Issuers, the New Securities in exchange for the retirement of the obligations evidenced by the Existing Notes, all in accordance with the terms set forth on Exhibit A.

(B)           Closing Date.  The Issuers intend that the date and time of the Closing (the “Closing Date”) shall be 3 p.m., Eastern time, on October 27, 2010 (or such other date as determined by the Issuers; provided, however, in no event shall the Closing Date be later than October 28, 2010).  The Closing shall take place at the offices of Akin Gump Strauss Hauer & Feld LLP in New York, New York.

1.2	Closing Procedure.

(A)           Each Investor hereby irrevocably deposits their Existing Notes with the Escrow Agent.

(B)           In connection with the Investors exchange of the Existing Notes, each Investor holding and wishing to exchange Existing Notes must deliver to the Exchange Agent at the address provided in Exhibit B attached hereto, by no later than noon Eastern time on the day that is at least two business days prior to the Closing (the “Funding Date”), as indicated to each Investor by the Issuers.  On the Closing Date all properly exchanged Existing Notes will be cancelled in accordance with Section 1.2(C), with the free delivery of the New Securities to be made to the Investor at the address set forth on the signature page hereto no later than two business days after the Closing Date.

(C)           No later than noon Eastern time on the day that is two business days immediately preceding the Closing Date, the Issuers shall make available the certificate(s) representing the New Securities in definitive global form to the Trustee or its counsel.

(D)           At the Closing, subject to Article III hereof, (1) the Exchange  Agent shall transfer the Existing Notes held in escrow by it to the Issuers for immediate cancellation and (2) the Trustee, on behalf of the Issuers and pursuant to that certain Escrow and Settlement Agreement, to be entered into prior to the Closing Date by and among the Issuers, the Trustee and the other parties thereto shall deliver the New Securities pursuant to the Company Order.

ARTICLE II
REPRESENTATIONS AND WARRANTIES

2.1
Representations and Warranties of the Issuers.  The Issuers, jointly and severally, represent and warrant to, and agree with, each Investor that each of the representations and warranties of the Obligors set forth in the Indenture will be true as of the Closing Date, and further represent and warrant to, and agree with, each Investor as follows:

(A)           Organization, Good Standing, Etc.  Each Issuer (i) is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada, (ii) has all requisite corporate power and authority to conduct its business as now conducted and as presently contemplated and to consummate the transactions contemplated hereby, and (iii) is duly qualified to do business and is in good standing in each jurisdiction in which the character of the properties owned or leased by it or in which the transaction of its business makes such qualification necessary except where the failure to be so qualified and in good standing would not reasonably be expected to have a Material Adverse Effect.

As used herein, a “Material Adverse Effect” means a material adverse effect on any of (i) the operations, business, assets, properties, liabilities, condition (financial or otherwise) or prospects of any Obligor, (ii) the ability of any Obligor to perform any of its obligations under any Transaction Document to which it is a party, (iii) the legality, validity or enforceability of this Agreement, the Indenture or any other Transaction Document, (iv) the rights and remedies of the Trustee under any Transaction Document, (v) the validity, perfection or priority of a Lien in favor of the Trustee on any of the Collateral, or (vi) the value of any material portion of the Collateral.

(B)           Statements Accurate.  Except for the terms of the New Securities as set forth in the Indenture and the other Transaction Documents, copies of the forms of which will be provided to the Investor prior to the Closing Date, the Confidential Information Memorandum and the Pricing Supplement as of September 27, 2010 did not, and at the Closing Date, will not contain any untrue statement of a material fact, or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(C)           Authorization, Etc.  The execution, delivery and performance by each Obligor of this Agreement and the other Transaction Documents to which it is a party (i) have been duly authorized by all necessary action, (ii) do not and will not contravene its charter or by-laws or any applicable law, any contractual restriction binding on or otherwise affecting it or any of its properties, or any order or decree of any court or Governmental Authority (as defined below), (iii) do not and will not result in or require the creation of any Lien (as defined below) (other than pursuant to the terms of the Indenture) upon or with respect to any of its properties, and (iv) do not and will not result in any default, noncompliance, suspension, revocation, impairment, forfeiture or nonrenewal of any permit, license, authorization or approval applicable to its operations or any of its properties.

As used herein, “Lien” means any mortgage, deed of trust, pledge, lien (statutory or otherwise), security interest, charge or other encumbrance or security or preferential arrangement of any nature, including, without limitation, any conditional sale or title retention arrangement, any capitalized lease and any assignment, deposit arrangement or financing lease intended as, or having the effect of, security.

As used herein, “Governmental Authority” means any nation or government, any Federal, state, city, town, municipality, county, local or other political subdivision thereof or thereto and any department, commission, board, bureau, instrumentality, agency or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

(D)           Governmental Approvals.  No authorization or approval or other action by, and no notice to or filing with, any Governmental Authority is required in connection with the due execution, delivery and performance by any Obligor of this Agreement and the other Transaction Documents to which it is a party other than those that have been obtained or made or will have been obtained or made as of the Closing Date and other than Lien filings contemplated by the Transaction Documents.

(E)           Execution and Binding Effect.  This Agreement and the other Transaction Documents, when delivered is or will be duly and validly executed and delivered by each Obligor that is a party thereto and constitute legal, valid and binding obligations of such Obligor, enforceable in accordance with the terms hereof, except as enforceability may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium or other laws now or hereafter in effect relating to or affecting creditors’ rights generally and (ii) general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law).

(F)           Compliance with Law, Etc.  No Obligor is in violation of its organizational documents, any material law, rule, regulation, judgment or order of any Governmental Authority applicable to it or any of its property or assets binding on or otherwise affecting it or any of its properties.

(G)           Brokers; No General Solicitation; Placement Agent’s Fees.  No broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Investor.  To the knowledge of the Issuers, neither the Issuers, nor any of their affiliates, have engaged in any form of “general solicitation” or “general advertising” (as these terms are used in Regulation D) in connection with the issuance of the New Securities.  The Obligors shall be responsible for the payment of any placement agents’ fees, financial advisory fees or brokers’ commissions or similar fees or payments to any person or entity (other than for persons or entities engaged by or on behalf of the Investors) as specified in and arising out of the Transaction Documents.  The Issuers have not engaged any placement agent or other agent performing a similar function in connection with the issuance of the New Securities and the execution and delivery of the Transaction Documents.

(H)           Litigation.  Except as disclosed in either the Confidential Information Memorandum or the Pricing Supplement, there is no pending or, to the best knowledge of any Issuer, threatened action, suit or proceeding involving any Obligor before any court or other Governmental Authority or any arbitrator that could reasonably be expected to result in a Material Adverse Effect.

(I)           No Offer and Sale Within Six Months.  Neither the Issuers nor any of their affiliates have sold or issued any security of the same or similar class or series as the New Securities (other than in connection with the Recapitalization) that would be required to be integrated with the issuance of the New Securities in a manner that would require registration under the Securities Act of 1933, as amended (the “Securities Act”) during the six-month period preceding the earlier of the date of this Agreement and the Closing Date, including any sales pursuant to Rule 144A, Regulation D or Regulation S, in each case, under the Securities Act.  As used in this paragraph, the terms “offer” and “sale” have the meanings specified in Section 2(a)(3) of the Securities Act.

(J)           No Registered Securities.  There are no securities of the Issuers or any of the Guarantors that are listed on a national securities exchange registered under Section 6 of the United States Securities Exchange Act of 1934, as amended (the “Exchange Act”), or that are quoted in a United States automated interdealer quotation system of the same class within the meaning of Rule 144A under the Securities Act as the New Securities.  The New Securities are being issued to the Investors pursuant to an exemption from registration afforded by Section 4(2) of the Securities Act.

(K)           Transactions With Related Persons.  Other than as generally described in either the Confidential Information Memorandum or the Pricing Supplement, since the beginning of the Issuers’ last fiscal year, there have not been any material transactions of the type described in Item 404(a) of Regulation S-K under the Securities Act between (i) the Issuers or any of the Guarantors on the one hand, and (ii) any related persons, on the other hand, where such related person had or will have a direct or indirect material interest.  For the purposes of this Section 2.1(K), the term “related person” means any director or officer of the Issuers, any nominee director and any immediate family member of such persons.

(L)           Forward-Looking Statements.  No forward-looking statement (within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act) contained in either the Confidential Information Memorandum or the Pricing Supplement has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.

(M)           No Registration.  Assuming the accuracy of the representations and warranties of the Investors contained in Section 2.2 hereof and the Investors’ compliance with its agreements set forth in the Transaction Documents, it is not necessary in connection with the offer, issuance, exchange and delivery of the New Securities in the manner contemplated by this Agreement and the other Transaction Documents to register the issuance of any of the New Securities to the Investor under the Securities Act or to qualify the Indenture under the United States Trust Indenture Act of 1939 (the “TIA”).

2.2	Representations and Warranties of the Investors. The Investors, jointly and severally, represent and warrant to, and agree with the Issuers as follows:

(A)           Organization, Good Standing, Etc.  Each Investor, other than an Investor who is a natural person, (i) is a corporation, limited liability company, limited partnership or trust, as applicable, duly incorporated, organized or formed, validly existing and in good standing under the laws of the state or jurisdiction of its incorporation, organization or formation, as applicable, and (ii) is duly qualified to do business and is in good standing in each jurisdiction in which the character of the properties owned or leased by it or in which the transaction of its business makes such qualification necessary except where the failure to be so qualified and in good standing would not be materially adverse to the ability of the respective Investor to consummate the transactions contemplated by this Agreement.

(B)           Authorization, Etc.  The execution, delivery and performance by each Investor of this Agreement (i) has been duly authorized by all necessary action, including the authorization of the individual executing this Agreement on behalf of the Investor, (ii) do not and will not contravene any applicable law, any contractual restriction binding on or otherwise affecting him, her or its or any of his, her or its properties, or any order or decree of any court or Governmental Authority, (iii) do not and will not result in or require the creation of any Lien upon or with respect to any of his, her or its properties, and (iv) do not and will not result in any default, noncompliance, suspension, revocation, impairment, forfeiture or nonrenewal of any permit, license, authorization or approval applicable to any of his, her or its properties, except, with respect to the foregoing clauses (i), (ii) and (iii), as would not be materially adverse to the ability of the respective Investor to consummate the transactions contemplated by this Agreement.

(C)           Governmental Approvals.  No authorization or approval or other action by, and no notice to or filing; with, any Governmental Authority is required in connection with the due execution, delivery and performance by the Investor of this Agreement.

(D)           Execution and Binding Effect.  This Agreement, when delivered hereunder, is or will be duly and validly executed and delivered by the Investor and constitutes the legal, valid and binding obligation of each Investor, enforceable in accordance with the terms hereof, except as enforceability may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium or other laws now or hereafter in effect relating to or affecting creditors’ rights generally and (ii) general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law).

(E)           Investment Representation.

(1)
Each Investor is an “accredited investor” within the meaning of Rule 501 under the Securities Act (as such definition is modified by Section 413 of the Dodd Frank Wall Street Reform and Consumer Protection Act); and the Investor is receiving the New Securities for its own account for the purpose of investment and not with a view to the distribution thereof or dividing all or any part of its interest therein with any other person or entity.  Each Investor acknowledges that in connection with the Exchange, the New Securities have not been registered under the Securities Act or under any applicable federal securities laws or state securities or “blue sky” laws and that the New Securities can not be sold, transferred, offered for sale, pledged, hypothecated or otherwise disposed of without registration under, pursuant to an exemption from or in a transaction not subject to any applicable federal securities laws or state securities or “blue sky” laws.

(2)
The Investor agrees that until such time as the applicable restriction is terminated pursuant to Section 2.2(E)(3) hereof, each instrument representing the New Securities issued pursuant to the Indenture shall bear a legend reading substantially as follows and such other legends required by the Indenture:

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE OR OTHER SECURITIES LAWS.  NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS THE TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

(3)
The restrictions referred to in the endorsement required pursuant to Section 2.2(E)(2) shall cease and terminate as to the New Securities when any Issuer determines that such restriction is no longer required in order to assure compliance with the Securities Act.

(4)
Each Investor acknowledges that it is not receiving the New Securities as a result of any general solicitation or general advertising, as such terms are used in Regulation D under the Securities Act, including advertisements, articles, notices or other communications published in any newspaper, magazine or similar media or broadcast over radio or television, or any seminar or meeting whose attendees have been invited by general solicitation or general advertising or in any manner involving a public offering within the meaning of Section 4(2) of the Securities Act.

(F)           Brokers.  No broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Investor.

(G)           Litigation.  There is no pending or, to the best knowledge of each Investor, threatened action, suit or proceeding involving the Investor before any court or other Governmental Authority or any arbitrator that relates to this Agreement or any transaction contemplated hereby.

ARTICLE III
CONDITIONS TO OBLIGATIONS OF THE PARTIES

3.1
Conditions to Each Party’s Obligations.  The respective obligations of each Party to consummate the transactions contemplated herein are subject to the satisfaction at or prior to the Closing of the following conditions:

(A)           No statute, rule or regulation shall have been enacted, promulgated or enforced by any court or Governmental Authority following the date hereof that prohibits or restricts the consummation of the transactions contemplated hereby;

(B)           There shall not be in effect any judgment, order, injunction or decree of any court of competent jurisdiction enjoining the consummation of the transactions contemplated hereby; and

(C)           All consents, authorizations, waivers and approvals of any Governmental Authority or other regulatory body as may be required to be obtained in connection with the performance of this Agreement, the failure to obtain which would prevent the consummation of the transactions contemplated hereby, shall have been obtained.

3.2
Conditions to Obligations of the Issuers.  The obligations of the Issuers to consummate the transactions contemplated hereby are further subject to the satisfaction (or waiver by the Issuers) at or prior to the Closing of the following conditions:

(A)           The representations and warranties of each Investor contained in Section 2.2 of this Agreement shall be true and correct in all material respects as of the date of this Agreement and as of the Closing as if made at and as of such time (provided that representations and warranties which are as of a specific date shall speak only as of such date); and

(B)           Each Investor shall have performed in all material respects its obligations under this Agreement required to be performed by it at or prior to the Closing pursuant to the terms of this Agreement.

3.3
Conditions to Obligations of the Investor.  The obligations of the Investors to consummate the transactions contemplated hereby are further subject to the satisfaction (or waiver by the Investors) at or prior to the Closing of the following conditions:

(A)           (i) The representations and warranties contained in the Indenture and in each other Transaction Document, certificate or other writing delivered to the Trustee or any Holder pursuant hereto or thereto on or prior to the Issue Date are true and correct in all material respects on and as of the Issue Date as though made on and as of such date, (ii) no Default or Event of Default shall have occurred and be continuing on the Issue Date or would result from the Indenture or the other Transaction Documents becoming effective in accordance with its or their respective terms, (iii) since December 31, 2009, there shall have been no change in the financial condition, operations, business, assets, liabilities or prospects of the Obligors, taken as a whole, except losses set forth in the Financial Statements and changes that individually or in the aggregate could not reasonably be expected to have a Material Adverse Effect, (iv) there shall be no fact known to any Obligor that could reasonably be expected to have a Material Adverse Effect that has not been set forth herein or in the other Transaction Documents and (v) there shall have been no disruption or adverse change in the financial or capital markets generally, or in the markets for senior note facilities in particular or affecting the syndication or funding of senior note facilities that may have a material adverse impact on the ability to consummate the Recapitalization;

(B)           The Issuers shall have performed in all material respects their obligations under this Agreement required to be performed by them at or prior to the Closing pursuant to the terms of this Agreement;

(C)           The exchange of the Existing Notes for the New Securities by the Investor shall (i) be permitted by the laws and regulations of each jurisdiction to which the Investor is subject, without recourse to provisions (such as Section 1405(a)(8) of the New York Insurance Law) permitting limited investments by insurance companies without restriction as to the character of the particular investment, (ii) not violate any applicable law or regulation (including, without limitation, Regulation T, U or X) and (iii) not subject the Investor to any tax, penalty or liability under or pursuant to any applicable law or regulation, which law or regulation was not in effect on the date hereof.  If requested by the Investor, the Investor shall have received an officer’s certificate certifying as to such matters of fact as the Investor may reasonably specify to enable the Investor to determine whether such purchase is so permitted.  The Issuers shall have obtained all necessary permits and qualifications, or have the availability of exemptions therefrom, required under any state or federal securities laws for the offer and sale of the Securities;

(D)           The Investor shall not have become aware of any information or other matter affecting any Obligor or the transactions contemplated hereby that, as determined by the Investor in its commercially reasonable discretion, is inconsistent in a material and adverse manner with any such information or other matter previously disclosed to the Investor;

(E)           All consents, authorizations and approvals of, and filings and registrations with, and all other actions (including, without limitation, obtaining and maintaining all licenses and permits) in respect of, any Governmental Authority or other Person required in connection with the exchange of the Existing Notes for the New Securities or the conduct of the Obligors’ business shall have been obtained and shall be in full force and effect;

(F)           The Issuers shall have received on or before the Closing Date the legal opinion of Sidley Austin concerning the Broadstream Matter and the legal opinion of Baker & McKenzie concerning the VAT Liability, and such opinions shall be in form and substance reasonably satisfactory to the Investor;

(G)           The Investor shall be satisfied that the Collateral Agent will be granted, and will hold, for the ratable benefit of the holders of the New Securities, a perfected, second priority Lien on, and security interest in, all of the Collateral (subject to Permitted Liens);

(H)           All proceedings in connection with the exchange of the Existing Notes for the New Securities and the other transactions contemplated by the Indenture and the other Transaction Documents, and all documents incidental hereto and thereto, shall be satisfactory to the Investor, and the Investor shall have received all such information and such counterpart originals or certified or other copies of such documents as the Investor may reasonably request;

(I)           None of the Obligors shall have changed its jurisdiction of incorporation or organization or been a party to any merger or consolidation and shall not have succeeded to all or any substantial part of the liabilities of any other entity, at any time following the date of the most recent Financial Statements (subject to Permitted Liens);

(J)           (i) The Recapitalization shall have occurred or shall occur concurrently with the Closing Date including termination of all Liens securing the existing Indebtedness being refinanced, and (ii) the First Lien Notes shall have been issued or shall be issued concurrently with the transactions contemplated herein, in accordance with the Indenture;

(K)           The Issuers shall have paid on or before the Closing Date all fees, costs, expenses and taxes and all other amounts then payable under the Indenture or any of the other Transaction Documents; and

(L)           The Trustee shall have received on or before the Closing Date the following, and unless indicated otherwise, dated the Closing Date:

(1)           the Indenture, duly executed by each of the Obligors;

(2)           each applicable Security Document, duly executed by each Obligor;

(3)           the Second Lien Intercreditor Agreement, duly executed by each party thereto;

(4)           the Subscription Agreements Non-Cash Pay Secured Notes Due 2014, each duly agreed and executed by the Issuers and each applicable Holder that is a party thereto;

(5)           any and all documentation evidencing the exchange of the Existing Notes for the New Securities, certified by an Authorized Officer of the Issuers as true, correct copies thereof;

(6)           (i) appropriate financing statements on Form UCC-1, duly authorized by each Obligor, such that when filed in such office or offices as may be necessary or, in the opinion of the Investor, desirable, will perfect the security interests purported to be created by the applicable Security Documents; and (ii) results of searches for any effective financing statements which name as debtor the Issuers or any other Obligor and which are filed in the offices referred to in the preceding clause (i), together with copies of such financing statements, none of which, except for Permitted Liens and Liens that shall be terminated contemporaneously with the consummation of the Recapitalization, shall cover any of the Collateral and the results of searches for any tax Lien and judgment Lien filed against such Person or its property, which results, except for Permitted Liens and Liens that shall be terminated contemporaneously with the consummation of the Recapitalization, shall not show any such Liens;

(7)           a copy of the resolutions of each Obligor, certified as of the Closing Date or a date reasonably near the Closing Date by an officer thereof, authorizing (A) the issuance of the New Securities in exchange for the retirement of the Existing Notes (to the extent applicable), the granting of security interests and the consummation of other transactions contemplated by the Transaction Documents to which such Obligor is or will be a party (to the extent applicable), (B) the execution, delivery and performance by such Obligor of each Transaction Document to which such Obligor is or will be a party and the execution and delivery of the other documents to be delivered by such Obligor in connection herewith and therewith, and (C) an Authorized Officer to provide all notices under the Indenture and the other Transaction Documents;

(8)           a certificate of an officer of each Obligor, certifying the names and true signatures of the representatives of such Obligor authorized to sign each Transaction Document to which such Obligor is or will be a party and the other documents to be executed and delivered by such Obligor in connection herewith and therewith, together with evidence of the incumbency of such authorized officers;

(9)           evidence of the insurance coverage required by the Indenture with such endorsements as to the named insureds or loss payees thereunder as the Collateral Agent may request and providing that the insurance company shall provide prior written notice (as to which notice the Issuers have used commercially reasonable efforts to obtain 30 days prior written notice) to the Collateral Agent and each such named insured or loss payee prior to the termination or cancellation of such policy by the insurer or the insured thereunder, together with evidence of the payment of all premiums due in respect thereof for such period as the Collateral Agent may request;

(10)           except to the extent such Obligor is organized in a jurisdiction where the applicable Governmental Authority does not provide such certificates, a copy of the charter, articles of incorporation, certificate of formation, certificate of limited partnership or other publicly filed organizational document of each Obligor certified as of a date not more than 30 days prior to the Closing Date by an appropriate official of the state of organization of such Obligor which shall set forth the same complete name of such Obligor as is set forth herein and the organizational number of such Obligor, if an organizational number is issued in such jurisdiction;

(11)           a certificate of an officer of each Obligor attaching a true and correct copy of the certificate of incorporation, by-laws, limited liability company agreement, operating agreement, agreement of limited partnership or other organizational document of such Obligor, together with all amendments thereto;

(12)           except to the extent such Obligor is organized in a jurisdiction where the applicable Governmental Authority does not provide such certificates, a certificate of the appropriate official(s) of the state of organization and each state of foreign qualification of each Obligor certifying as to the subsistence or statute in good standing of such Obligor in such states, which certificates shall be dated as of a date not more than 30 days prior to the Closing Date;

(13)           except to the extent such Obligor is organized in a jurisdiction where the applicable Governmental Authority does not provide such certificates or does not provide such certificates on a timely basis, a certificate of the appropriate official(s) of the state of organization and each state of foreign qualification of each Obligor certifying as to the payment of taxes by such Obligor in such states, which certificates shall be dated as of a date not more than 30 days prior to the Closing Date;

(14)           one or more opinions of counsel to the Obligors as to such matters as the Investor may reasonably request, and additional opinions as to all matters customarily addressed in opinions of counsel for transactions of the kinds contemplated by the Transaction Documents, each in form and substance reasonably satisfactory to the Investor;

(15)           a completed Perfection Certificate dated the Closing Date and signed by an Authorized Officer of the Issuers and each Obligor, together with all attachments contemplated thereby;

(16)           an executed certificate of the chief financial officers of the Issuers, (i) confirming the solvency of the Issuers and their Subsidiaries, on a consolidated basis after giving effect to the transactions contemplated by the Indenture and (ii) certifying that the Issuers hold an unrestricted cash balance of at least $10,000,000 on the Issue Date after giving effect to the Recapitalization; and

(17)           such other agreements, instruments, approvals, opinions and other documents, each satisfactory to the Investor, the Trustee or the Collateral Agent in form and substance, as the Investor, the Trustee or the Collateral Agent may reasonably request, respectively.

ARTICLE IV
TERMINATION

4.1
If the Closing has not occurred by October 28, 2010, this Agreement shall automatically terminate.  Upon such termination pursuant to Section 4.1, the Parties hereto shall be relieved of any further obligation hereunder; provided, however, that no Party shall be relieved of any liability for breach of this Agreement, the Escrow and Settlement Agreement or any of the other Transaction Documents to which it is a party.  Immediately upon such termination, the Issuers shall cause the Exchange Agent to return to each of the Investors the Existing Notes.

ARTICLE V
RELEASE OF EXISTING LIENS

5.1
The Parties hereby acknowledge and agree that in connection with the consummation of the Exchange and the retirement of the Existing Notes, all Obligations (as defined on Schedule 1) of the Issuers to each of the Investors shall be forever discharged and satisfied in full and the Investors shall have no further claims with respect to such Obligations, whether direct or indirect, accrued or non-accrued, against any of the assets of any Issuer, all in accordance with the terms and conditions of this Section 5.1. The Issuers or their designee shall cause all Liens (as defined on Schedule 1) evidencing the Obligations of the Issuers pursuant to the terms and conditions of each of the Existing Notes, to be released as of the Closing Date.

5.2
Without limiting the generality of Section 5.1, subject to the satisfaction (or waiver) of the conditions set forth in Sections 3.1, 3.2 and 3.3, each Investor hereby authorizes U.S. Bank National Association in its capacity as collateral agent under the financing agreement governing the Existing Note to execute (1) a payoff letter in favor of the Issuers, (2) releases of any and all security interests securing the obligations under such financing agreement and (3) termination or satisfaction of any and all financing and collateral documents entered into in connection with such financing agreement, in form satisfactory to the collateral agent.

ARTICLE VI
PUBLICITY

6.1
The Investor agrees that it will not issue any press release or otherwise make any public statement, filing or other communication regarding the issuance of the New Securities or the business, operations or financial condition of the Issuers, the Guarantors or any of their Subsidiaries without the prior consent of the Issuers, except to the extent required by law or legal process, in which case the Investor shall use its commercially reasonable efforts to provide the Issuers with prior notice of such disclosure.  The Issuers agree that they will not, and shall not permit any of their respective subsidiaries to, publicly disclose the name of any of the Investors or include the name of the Investors, without the prior written consent of the respective Investor, in any press release or other public statement, filing or other communication, except (a) in any registration statement in which the Investors are identified as selling securityholders, or (b) to the extent required by law or legal process, in which case the Issuers shall use commercially reasonable efforts to provide the Investors with prior notice of such disclosure.

ARTICLE VII
MISCELLANEOUS

7.1
Entire Agreement.  This Agreement and all schedules, exhibits, annexes or other attachments hereto or thereto, and the certificates, documents, instruments and writings that are delivered pursuant hereto or thereto, constitutes the entire agreement and understanding of the Parties in respect of the subject matter hereof and supersedes all prior understandings, agreements or representations by or among the Parties, written or oral, to the extent they relate in any way to the subject matter hereof.

7.2
Further Assurances.  The Issuers agree to provide such further information, take such further actions and execute and deliver such further documents and instruments which may be reasonably necessary to carry out the intent of this Agreement.

7.3	No Third Party Beneficiary. Nothing in this Agreement is intended to confer any rights or remedies under or by reason of this Agreement on any person other than the Investor and the Issuers.

7.4
Assignment; Binding Effect.  No Party may assign either this Agreement or any of its rights, interests or obligations hereunder without the prior written approval of the other Parties, and any such assignment by a Party without prior written approval of the other Parties will be deemed invalid and not binding on such other Parties, provided that any of the Investor may assign their rights, interests or obligations hereunder to one or more of its affiliates or Related Funds without the prior written approval of the other Parties so long as the respective Investor remains liable under this Agreement for all of its obligations and so long as the transferee meets the requirements of Section 2.2(E) hereof.  All of the terms, agreements, covenants, representations, warranties and conditions of this Agreement are binding upon, inure to the benefit of and are enforceable by, the Parties and their respective successors and permitted assigns.  “Related Fund” means, with respect to any Investor, any fund or entity that is advised or managed by the respective Investor, the same investment advisor as the Investor or by an affiliate of the Investor or such investment advisor.

7.5
Notices.  Any notice or communication shall be in writing and delivered in person, sent by facsimile, delivered by commercial courier service or mailed by first-class mail, postage prepaid, addressed as follows:

if to the Issuers, at the following address:

FriendFinder Networks Inc.
6800 Broken Sound Parkway NW, Suite 200
Boca Raton, Florida 33487
Attention:                      General Counsel
Telephone:                      (561) 912-7030
Telecopier:                      (561) 912-1747

with a copy to:

Akin Gump Strauss Hauer & Feld LLP
One Bryant Park
New York, New York 10036
Attention:  Bruce Mendelsohn, Esq.
Telephone:  (212) 872-8117
Telecopier:  (212) 872-1002

if to the Investors at the address set forth in the signature page hereto:

with, in the case of Mapstead/Conru, a copy to:

Bose McKinney& Evans LLP
111 Monument Circle, Suite 2700
Indianapolis, IN 46204
Attention:  Roberts E. Inveiss
Telephone:  (317) 684-5373
Telecopier:  (317) 223-0373

if to the Exchange Agent, at the following address:

U.S. Bank National Association
Corporate Trust Services
225 Asylum Street, 23rd Floor
Hartford, CT 06103
Attn:  Kathy L. Mitchell, VP
Telephone:  (860) 241-6832
Telecopier:  (860) 241-6881

or, as to each party, at such other address as shall be designated by such party in a written notice to the other parties complying as to delivery with the terms of this Section 7.5.  All such notices and other communications shall be effective, (i) if mailed, when received or three days after deposited in the mails, whichever occurs first, (ii) if telecopied, when transmitted and confirmation received, or (iii) if delivered, upon delivery.

7.6
Headings.  The headings of the Articles and Sections of this Agreement have been inserted for convenience of reference only, are not intended to be considered a part hereof and shall not modify or restrict any of the terms or provisions hereof.

7.7
Governing Law.  This Agreement will be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed in the state of New York, without giving effect to any choice of law principles.

7.8
Consent to Jurisdiction; Service of Process.  ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK IN THE COUNTY OF NEW YORK OR OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK, AND, BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH PARTY HEREBY IRREVOCABLY ACCEPTS IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE JURISDICTION OF THE AFORESAID COURTS.  EACH PARTY HEREBY IRREVOCABLY APPOINTS THE SECRETARY OF STATE OF THE STATE OF NEW YORK AS ITS AGENT FOR SERVICE OF PROCESS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING AND FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OUT OF ANY OF THE AFOREMENTIONED COURTS AND IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO THE ISSUERS (FOR ITSELF AND THE GUARANTORS) AT ITS ADDRESS FOR NOTICES AS SET FORTH IN SECTION 7.5 AND THE SIGNATURE PAGES HERETO AND TO THE SECRETARY OF STATE OF THE STATE OF NEW YORK, SUCH SERVICE TO BECOME EFFECTIVE TEN (10) DAYS AFTER SUCH MAILING.  NOTHING HEREIN SHALL AFFECT THE RIGHT OF ANY OF THE INVESTOR TO SERVICE OF PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST ANY PARTY IN ANY OTHER JURISDICTION.  EACH PARTY HEREBY EXPRESSLY AND IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE JURISDICTION OR LAYING OF VENUE OF ANY SUCH LITIGATION BROUGHT IN ANY SUCH COURT REFERRED TO ABOVE AND ANY CLAIM THAT ANY SUCH LITIGATION HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.  TO THE EXTENT THAT ANY PARTY HAS OR HEREAFTER MAY ACQUIRE ANY IMMUNITY FROM JURISDICTION OF ANY COURT OR FROM ANY LEGAL PROCESS (WHETHER THROUGH SERVICE OR NOTICE, ATTACHMENT PRIOR TO JUDGMENT, ATTACHMENT IN AID OF EXECUTION OR OTHERWISE) WITH RESPECT TO ITSELF OR ITS PROPERTY, EACH PARTY HEREBY IRREVOCABLY WAIVES SUCH IMMUNITY IN RESPECT OF ITS OBLIGATIONS UNDER THIS AGREEMENT.

7.9
Waivers of Jury Trial.  EACH PARTY HEREBY WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM CONCERNING ANY RIGHTS UNDER THIS AGREEMENT, OR UNDER ANY AMENDMENT, WAIVER, CONSENT, INSTRUMENT, DOCUMENT OR OTHER AGREEMENT DELIVERED OR WHICH IN THE FUTURE MAY BE DELIVERED IN CONNECTION HEREWITH, OR ARISING FROM ANY FINANCING RELATIONSHIP EXISTING IN CONNECTION WITH THIS AGREEMENT, AND AGREES THAT ANY SUCH ACTION, PROCEEDINGS OR COUNTERCLAIM SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY.  EACH PARTY CERTIFIES THAT NO OFFICER, REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OF THE INVESTORS HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT THE INVESTORS WOULD NOT, IN THE EVENT OF ANY ACTION, PROCEEDING OR COUNTERCLAIM, SEEK TO ENFORCE THE FOREGOING WAIVERS.  EACH PARTY HEREBY ACKNOWLEDGES THAT THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE PARTIES ENTERING INTO THIS AGREEMENT.

7.10
Amendment; Extensions; Waivers.  No amendment, modification, waiver, replacement, termination or cancellation of any provision of this Agreement will be valid, unless the same is in writing and signed by the Parties.  Each waiver of a right hereunder does not extend beyond the specific event or circumstance giving rise to the right.  No waiver by any Party of any default, misrepresentation or breach of warranty or covenant hereunder, whether intentional or not, may be deemed to extend to any prior or subsequent default, misrepresentation or breach of warranty or covenant hereunder or affect in any way any rights arising because of any prior or subsequent such occurrence.  Neither the failure nor any delay on the part of any Party to exercise any right or remedy under this Agreement will operate as a waiver thereof, nor does any single or partial exercise of any right or remedy preclude any other or further exercise of the same or of any other right or remedy.

7.11
Severability.  The provisions of this Agreement will be deemed severable and the invalidity or unenforceability of any provision will not affect the validity or enforceability of the other provisions hereof; provided, however, that if any provision of this Agreement, as applied to any Party or to any circumstance, is judicially determined not to be enforceable in accordance with its terms, the Parties agree that the court judicially making such determination may modify the provision in a manner consistent with its objectives such that it is enforceable, and/or to delete specific words or phrases, and in its modified form, such provision will then be enforceable and will be enforced.

7.12
Counterparts; Effectiveness.  This Agreement may be executed in one or more counterparts, each of which will be deemed an original but all of which together will constitute one and the same instrument.  This Agreement will become effective when one or more counterparts have been signed by each Party and delivered to the other Parties.

7.13
Construction.  This Agreement has been freely and fairly negotiated among the Parties.  If an ambiguity or question of intent or interpretation arises, this Agreement will be construed as if drafted jointly by the Parties and no presumption or burden of proof will arise favoring or disfavoring any Party because of the authorship of any provision of this Agreement.  The words “include,” “includes,” and “including” will be deemed to be followed by “without limitation.”  The word “person” includes individuals, entities and Governmental Authorities.  Pronouns in masculine, feminine and neuter genders will be construed to include any other gender, and words in the singular form will be construed to include the plural and vice versa, unless the context otherwise requires.  The words “this Agreement,” “herein,” “hereof,” “hereby,” “hereunder,” and words of similar import refer to this Agreement as a whole and not to any particular subdivision unless expressly so limited.  The Parties intend that each representation, warranty and covenant contained herein will have independent significance.  If any Party has breached any representation, warranty or covenant contained herein in any respect, the fact that there exists another representation, warranty or covenant relating to the same subject matter (regardless of the relative levels of specificity) which the Party has not breached will not detract from or mitigate the fact that the Party is in breach of the first representation, warranty or covenant.

[SIGNATURE PAGE TO FOLLOW]

EXECUTION VERSION

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first written above.

ISSUERS:

INTERACTIVE NETWORK, INC.

By:	/s/ Paul Asher
Name: Paul Asher
Title: Secretary

FRIENDFINDER NETWORKS INC.

By:	/s/ Paul Asher
Name: Paul Asher
Title: Secretary

[Signature Page to Subscription Agreement]

INVESTORS:

ANDREW B. CONRU TRUST AGREEMENT

By:	/s/ Andrew B. Conru
Name: Andrew B. Conru
Title: Trustee

Address for purposes of Section 7.5:

[Signature Page to Subscription Agreement]

MAPSTEAD TRUST, created on April 16, 2002

By:	/s/ Lars Mapstead
Name: Lars Mapstead
Title: Trustee

By:	/s/ Marin A. Mapstead
Name: Marin A. Mapstead
Title: Trustee

Address for purposes of Section 7.5:

180 Horizon Way
Aptos, CA 95003-2718

[Signature Page to Subscription Agreement]

 EXHIBIT A

PAYOFF AMOUNT

Name of Holder

Current Holdings (represents unfactored principal amounts):

Excludes (i) any securities earned and/or accrued, but unissued, for commitment fees, (ii) accrued and unpaid interest and (iii) optional redemption fees (collectively, the “Additional Obligations”); provided, however, that delivery of the appropriate Pay Off Amount shall be deemed to represent payment in full of such Additional Obligations, if any):

2005 FFN SPA & 2006 FFN SPA:	$

Pay Off Date	Principal Amount of New Securities	Cash (if any)
Monday, October 25, 2010
Tuesday, October 26, 2010
Wednesday, October 27, 2010
Thursday, October 28, 2010

EXHIBIT B

Address for Delivery of Existing Notes to Exchange Agent:

U.S. Bank National Association
Corporate Trust Services – Specialized Finance
Attn:  Rachel Muehlbauer
EP-MN-WS2N
60 Livingston Avenue
St. Paul, MN  55107

SCHEDULE 1

DEFINITIONS

“Andrew B. Conru Trust Agreement Commitment Agreement” means that certain Commitment Letter, dated as of August 20, 2010 by and among the Andrew B. Conru Trust Agreement, INI and certain other parties referenced therein.

“Commitment Agreements” means the Andrew B. Conru Trust Agreement Commitment Agreement and the Mapstead Trust Commitment Agreement.

“Existing Note Documents” means all documents evidencing the issuance, sale, exchange and/or purchase of the Existing Notes.

“Existing Notes” means the FFN Subordinated Notes and INI Seller Subordinated Notes held by the Investors in the current aggregate amount of $232,505,000.

“Liens” means any mortgage, deed of trust, pledge, lien (statutory or otherwise), security interest, charge or other encumbrance or security or preferential arrangement of any nature, including, without limitation, any conditional sale or title retention arrangement, any Capitalized Lease (as defined in the Indenture) and any assignment, deposit arrangement or financing lease intended as, or having the effect of, security.

“Mapstead Trust Commitment Agreement” means that certain Commitment Letter, dated as of August 20, 2010 by and among the Mapstead Trust, created on April 16, 2002, INI and certain other parties referenced therein.

“Obligations” means all present indebtedness, obligations and liabilities of the Issuers to the Investors under the Existing Note Documents, whether or not the right of payment in respect of such claim is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, disputed, undisputed, legal, equitable, secured or unsecured, and whether such claim is discharged, stayed or otherwise affected by any proceeding referred to in Section 6.1(f) or Section 6.1(g) of the Indenture; provided, however, that such term shall not include the obligations and liabilities arising from and relating to that certain Stock Purchase Agreement dated as of September 21, 2007, by and among Various, Inc., Andrew B. Conru Trust Agreement, Mapstead Trust created on April 16, 2002, Andrew B. Conru, Lars Mapstead and FFN (formerly known as Penthouse Media Group Inc.), as amended by that certain Amendment to Stock Purchase Agreement dated as of December 6, 2007, and as further amended by that certain term sheet letter agreement dated as of October 8, 2009, and other related applicable documents.